UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 1, 2008
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IMAGE ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)
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Delaware	000-11071	84-0685613
(State or other jursidiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
20525 Nordhoff Street, Suite 200, Chatsworth, California 91311
(Address of principal executive offices, including zip code)

(818) 407-9100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 1, 2008, Mr. Martin Greenwald has resigned as President and Chief Executive Officer of Image Entertainment, Inc. (the “Company”). Mr. Greenwald will remain the Chairman of the Board of Directors of the Company.

Effective April 1, 2008, Mr. David Borshell has been appointed as President of the Company. Mr. Borshell, age 43, joined the Company in 1984. From 2000 until immediately prior to this appointment Mr. Borshell was the Chief Operating Officer of the Company. From 1995 to 2000 Mr. Borshell served as Senior Vice President, Sales, Marketing and Operations and prior to that held various management and non-management positions.

Mr. Borshell has agreed to accept the appointment as President in exchange for a base salary of $425,000 per year, for an initial term of one year.

Item 8.01     Other Events.

On April 1, 2008, the Company issued a press release announcing that David Borshell succeeds Martin Greenwald as President of the Company. Mr. Greenwald will remain Chairman of the Board of Directors. Information concerning the resignation of Mr. Greenwald and the appointment of Mr. Borshell is set forth under Item 5.02 of this Current Report. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

Unless otherwise required by law, we disclaim any obligation to release publicly any updates or any changes in our expectations or any change in events, conditions, or circumstances on which any forward-looking statements are based.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description

99.1	Press Release dated April 1, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGE ENTERTAINMENT, INC.

Dated:	April 1, 2008	By:	/s/ JEFF M. FRAMER
			Name:	Jeff M. Framer
			Title:	Chief Financial Officer